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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) February 13, 2007

                             WASTE CONNECTIONS, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                           COMMISSION FILE NO. 1-31507

                                   94-3283464
                      (I.R.S. Employer Identification No.)

                35 IRON POINT CIRCLE, SUITE 200, FOLSOM, CA 95630
               (Address of principal executive offices) (Zip code)

                                 (916) 608-8200
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01  Regulation FD Disclosure.

          During our earnings conference call on February 13, 2007, we highlighted the following outlook for the first quarter and full year 2007.

          (Dollar amounts are approximations)

          For the first quarter of the year, we estimate our revenue to be approximately $215 million to $217 million. Operating income is estimated to be approximately 20.5% of revenue. Depreciation and amortization expense is estimated to be approximately 9.0% of revenue, and operating income before depreciation and amortization expense to be approximately $63.5 million to $64.5 million, or a little above 29.5% of revenue at the mid-point. Equity-based compensation is estimated to be $1.5 million. We expect net interest expense to be approximately $7.8 million. Minority interests expense is estimated to be approximately 1.5% of revenues. We expect our fully diluted share count to be approximately 46.9 million shares, excluding the impact of any share repurchase activity during the quarter.

          For the full year, we estimate our revenue to be approximately $920 million to $930 million. We expect selling, general and administrative expenses to be approximately 10.2% of revenue, subject to quarterly fluctuations. Depreciation and amortization expense is estimated to be approximately 9.0% of revenue, subject to quarterly fluctuations, and operating income before depreciation and amortization expense to be approximately $277.5 million to $280 million, or about 30.2% of revenue. Equity-based compensation is estimated to be approximately $5.7 million. Operating income is estimated to be approximately 21.2% of revenue, subject to quarterly fluctuations. We expect net interest expense to be approximately $33.5 million. Minority interests expense is estimated to be approximately 1.6% of revenues. We expect our effective tax rate to be 38.0%, subject to quarterly fluctuations, and our average fully diluted share count to be approximately 45.8 million shares assuming $100 million of stock is repurchased during the year. Net cash provided by operating activities is estimated to be approximately 24% of revenue, subject to quarterly fluctuations. Our capital expenditures are estimated to be approximately $115 million.

          These estimates exclude the impact of any additional acquisitions or any stock option activity that may be completed during the remainder of the year. These estimates also exclude the impact of the declared three-for-two stock split in the form of a 50% stock dividend announced on February 12, 2007.

          Operating income before depreciation and amortization is considered a non-GAAP financial measure, and is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. It is not a substitute for, and should be used in conjunction with, GAAP financial measures. Management uses operating income before depreciation and amortization as a principal measure to evaluate and monitor the ongoing financial performance of our operations. Other companies may calculate this measure differently.

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          Safe Harbor for Forward-Looking Statements

          Certain statements contained in this report are forward-looking in nature. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "anticipates," or the negative thereof or comparable terminology, or by discussions of strategy. Waste Connections' business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) Waste Connections may be unable to compete effectively with larger and better capitalized companies and governmental service providers; (2) increases in the price of fuel may adversely affect Waste Connections' business and reduce its operating margins; (3) increases in labor and disposal and related transportation costs could impact Waste Connections' financial results; (4) increases in insurance costs and the amount that Waste Connections self-insures for various risks could reduce its operating margins and reported earnings; (5) Waste Connections' financial results are based upon estimates and assumptions that may differ from actual results; (6) efforts by labor unions could divert management attention and adversely affect operating results; (7) Waste Connections may lose contracts through competitive bidding, early termination or governmental action; (8) Waste Connections' results are vulnerable to economic conditions and seasonal factors affecting the regions in which it operates; (9) Waste Connections may be subject in the normal course of business to judicial and administrative proceedings that could interrupt its operations, require expensive remediation and create negative publicity; (10) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit Waste Connections' ability to grow through acquisitions; (11) Waste Connections' growth and future financial performance depend significantly on its ability to integrate acquired businesses into its organization and operations; (12) Waste Connections' acquisitions may not be successful, resulting in changes in strategy, operating losses or a loss on sale of the business acquired; (13) Waste Connections' Amended and Restated Revolving Credit and Term Loan Agreement and other factors and considerations may limit the number of shares repurchased under Waste Connections' stock repurchase program; (14) because Waste Connections depends on railroads for its intermodal operations, its operating results and financial condition are likely to be adversely affected by any reduction or deterioration in rail service; (15) Waste Connections' intermodal business could be adversely affected by steamship lines diverting business to ports other than those Waste Connections services, or by heightened security measures or actual or threatened terrorist attacks; (16) Waste Connections depends significantly on the services of the members of its senior and district management team, and the departure of any of those persons could cause its operating results to suffer; (17) Waste Connections' decentralized decision-making structure could allow local managers to make decisions that adversely affect Waste Connections' operating results; (18) Waste Connections may incur additional charges related to capitalized expenditures, which would decrease its earnings; (19) the outcome of audits by the Internal Revenue Service may adversely affect Waste Connections; (20) each business that Waste Connections acquires or has acquired may have liabilities that Waste Connections fails or is unable to discover, including environmental liabilities; (21) liabilities for environmental damage may adversely affect Waste Connections' business and earnings; and (22) the adoption of new accounting standards or interpretations could adversely impact Waste Connections' financial results. These risks and uncertainties, as well as others, are discussed in greater detail in Waste Connections' filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. There may be additional risks of which Waste Connections is not presently aware or that it currently believes are immaterial which could have an adverse impact on its business. Waste Connections makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                WASTE CONNECTIONS, INC.


                                                BY: /s/ Worthing F. Jackman
                                                    ----------------------------
Date: February 13, 2007                             Worthing F. Jackman,
                                                    Executive Vice President and
                                                    Chief Financial Officer